Exhibit 23.1

HAROLD Y. SPECTOR, CPA          SPECTOR & WONG, LLP         60 SOUTH LAKE AVENUE
CAROL S. WONG, CPA         Certified Public Accountants     SUITE 723
                                 (888) 584-5577
                                FAX (626) 584-6447
                              spectorwongcpa@aol.com

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

     We hereby consent to the  incorporation  by reference in this  Registration
Statement on Form S-8 of our report dated March 30, 2007, relating to the consolidated financial statements and financial schedule of Z Trim Holdings, Inc. and subsidiaries, which appears in Z Trim Holding's Annual Report on Form 10-KSB for the year ended December 31, 2006. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Spector & Wong, LLP
------------------------
Spector & Wong, LLP
Pasadena, California
April 18, 2007